Exhibit 10.1

EXECUTION COPY

CUSIP Number: 26883HAA7

$1,500,000,000

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

Dated as of February 18, 2014

among

EQT CORPORATION,
as the Borrower,

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Swing Line Lender and L/C Issuer,

The Other L/C Issuers Named Herein

and

The Other Lenders Party Hereto

WELLS FARGO BANK, NATIONAL ASSOCIATION,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC,

CITIBANK, N.A.,

JPMORGAN CHASE BANK, N.A.,

and

SUNTRUST BANK

as
Syndication Agents

PNC CAPITAL MARKETS LLC,
WELLS FARGO SECURITIES, LLC,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

BARCLAYS BANK PLC,

CITIGROUP GLOBAL MARKETS, INC.,

J.P. MORGAN SECURITIES LLC,
and

SUNTRUST ROBINSON HUMPHREY, INC.
as
Joint Lead Arrangers and Book Runners

TABLE OF CONTENTS

Article I. DEFINITIONS AND ACCOUNTING TERMS		1

1.01.	Defined Terms	1
1.02.	Other Interpretive Provisions	21
1.03.	Accounting Terms	21
1.04.	Rounding	22
1.05.	References to Agreements and Laws	22
1.06.	Times of Day	22
1.07.	Letter of Credit Amounts	22

Article II. THE COMMITMENTS AND BORROWINGS		22

2.01.	Committed Loans	22
2.02.	Borrowings, Conversions and Continuations of Committed Loans	22
2.03.	Letters of Credit	24
2.04.	Swing Line Loans	30
2.05.	Prepayments	33
2.06.	Termination or Reduction of Commitments	33
2.07.	Repayment of Loans	34
2.08.	Interest	34
2.09.	Fees	34
2.10.	Computation of Interest and Fees	35
2.11.	Evidence of Debt	35
2.12.	Payments Generally	36
2.13.	Sharing of Payments	37
2.14.	Extension of Stated Maturity Date	38
2.15.	Increase in Commitments	39
2.16.	Defaulting Lenders	40

Article III. TAXES, YIELD PROTECTION AND ILLEGALITY		42

3.01.	Taxes	42
3.02.	Illegality	45
3.03.	Inability to Determine Rates	46
3.04.	Increased Cost and Reduced Return; Capital Adequacy	46
3.05.	Funding Losses	47
3.06.	Matters Applicable to all Requests for Compensation	47
3.07.	Survival	48

Article IV. CONDITIONS PRECEDENT TO CLOSING DATE AND TO CREDIT EXTENSIONS		48

4.01.	Conditions of Closing Date and Initial Credit Extension	48
4.02.	Conditions to all Credit Extensions	49

Article V. REPRESENTATIONS AND WARRANTIES		49

5.01.	Corporate Existence and Power	49
5.02.	Corporate and Governmental Authorization; No Contravention	50
5.03.	Binding Effect	50
5.04.	Financial Information	50
5.05.	Litigation	50
5.06.	Compliance with ERISA	50
5.07.	Environmental Matters	51
5.08.	Taxes	51
5.09.	Subsidiaries	51
5.10.	Regulatory Restrictions on Borrowing; Margin Regulations	51
5.11.	Full Disclosure	52
5.12.	Anti-Money Laundering/International Trade Law Compliance	52

Article VI. AFFIRMATIVE COVENANTS		52

6.01.	Information	52
6.02.	Payment of Taxes	54
6.03.	Maintenance of Property; Insurance	55
6.04.	Conduct of Business and Maintenance of Existence	55
6.05.	Compliance with Laws	55
6.06.	Inspection of Property, Books and Records	55
6.07.	Use of Proceeds	55
6.08.	Governmental Approvals and Filings	55
6.09.	Anti-Money Laundering/International Trade Law Compliance	56

Article VII. NEGATIVE COVENANTS		56

7.01.	Liens	56
7.02.	Debt to Total Capital	57
7.03.	Transactions with Affiliates	57
7.04.	Limitation of Other Restrictions on Dividends by Subsidiaries, etc.	58
7.05.	Mergers and Sales of Assets	58
7.06.	Change in Nature of Business	58
7.07.	Use of Proceeds	58

7.08.	EQM Unrestricted Entities	59

Article VIII. EVENTS OF DEFAULT AND REMEDIES		59

8.01.	Events of Default	59
8.02.	Remedies Upon Event of Default	61
8.03.	Application of Funds	61

Article IX. ADMINISTRATIVE AGENT		62

9.01.	Appointment and Authorization of Administrative Agent	62
9.02.	Rights as a Lender	63
9.03.	Exculpatory Provisions	63
9.04.	Reliance by Administrative Agent	64
9.05.	Indemnification of Administrative Agent	64
9.06.	Delegation of Duties	64
9.07.	Resignation of Administrative Agent	65
9.08.	Non-Reliance on Administrative Agent and Other Lenders	65
9.09.	No Other Duties, Etc.	66
9.10.	Administrative Agent May File Proofs of Claim	66
9.11.	No Reliance on Administrative Agent’s Customer Identification Program	66

Article X. MISCELLANEOUS		67

10.01.	Amendments, Etc.	67
10.02.	Notices; Effectiveness; Electronic Communication	67
10.03.	No Waiver; Cumulative Remedies	69
10.04.	Attorney Costs, Expenses and Taxes	69
10.05.	Indemnification; Damage Waiver	70
10.06.	Payments Set Aside	70
10.07.	Successors and Assigns	71
10.08.	Confidentiality	76
10.09.	Set-off	77
10.10.	Interest Rate Limitation	77
10.11.	Counterparts	77
10.12.	Integration	77
10.13.	Survival of Representations and Warranties	78
10.14.	Severability	78
10.15.	[Reserved]	78
10.16.	Mitigation Obligations; Replacement of Lenders	78
10.17.	Governing Law	79

10.18.	No Advisory or Fiduciary Responsibility	80
10.19.	Waiver of Right to Trial by Jury	80
10.20.	USA PATRIOT Act Notice	80
10.21.	Amendment and Restatement	81
10.22.	ENTIRE AGREEMENT	81

SCHEDULES

2.01	Commitments and Pro Rata Shares
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A-1	Committed Loan Notice
A-2	Swing Line Loan Notice
B	Note
C	Compliance Certificate
D	Assignment and Assumption
E-1:	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
E-2:	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
E-3:	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
E-4:	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (“Agreement”) is entered into as of February 18, 2014, among EQT CORPORATION, a Pennsylvania corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), PNC Bank, National Association, as Administrative Agent, Swing Line Lender, and an L/C Issuer, and the other L/C Issuers named herein.

The Borrower has requested that the Lenders amend and restate the Borrower’s existing revolving credit facility and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I.
DEFINITIONS AND ACCOUNTING TERMS

1.01.                     Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Administrative Agent” means PNC Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Agent-Related Persons” means each of the Administrative Agent and each L/C Issuer, together with its respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“ANPI” means Appalachian NPI, LLC a Delaware limited liability company.

“ANPI Obligations” means obligations with respect to the 7.76% Senior Secured Bonds due February 28, 2016 of ANPI (or of the Borrower and/or one or more Subsidiaries as contemplated by Section 7.01(i)), with respect to the related swap transaction between ANPI and Barclays Bank PLC (successor to Credit Suisse First Boston International) and with respect to the ownership interests in Appalachian Natural Gas Trust, in each case under documentation in place as of the date of this

Agreement, with such changes in such documentation as, in the reasonable opinion of the Administrative Agent, do not adversely affect the interest of the Lenders.

“ANPI Transaction” means the transaction pursuant to which the ANPI Obligations were incurred.

“Anti-Terrorism Laws” shall mean any Laws applicable to the Borrower or its Subsidiaries relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

“Applicable Rate” means, from time to time, the following percentages per annum (set forth in basis points), based upon the Public Debt Ratings as set forth below:

Pricing Level	Public Debt Ratings S&P/Moody’s/Fitch	Commitment Fee	Eurodollar Rate	Letters of Credit	Base Rate
1	A-/A3/A- or higher	12.5 bps	100 bps	100 bps	0.0 bps
2	BBB+/Baa1/BBB+	15.0 bps	112.5 bps	112.5 bps	12.5 bps
3	BBB/Baa2/BBB	20.0 bps	125.0 bps	125.0 bps	25.0 bps
4	BBB-/Baa3/BBB-	22.5 bps	150.0 bps	150.0 bps	50.0 bps
5	BB+/Ba1/BB+	30.0 bps	175.0 bps	175.0 bps	75.0 bps
6	BB/Ba2/BB or lower	35.0 bps	200.0 bps	200.0 bps	100.0 bps

“Public Debt Ratings” means a rating to be based on the Borrower’s long-term senior unsecured non-credit enhanced debt ratings (“Senior Unsecured Ratings”) established by S&P, Moody’s, and Fitch.  If at any time there is a split in Senior Unsecured Ratings among S&P, Moody’s, and Fitch and (a) two Senior Unsecured Ratings are equal and higher than the third Senior Unsecured Rating, the higher Senior Unsecured Ratings will apply, (b) two Senior Unsecured Ratings are equal and lower than the third Senior Unsecured Rating, the lower Senior Unsecured Ratings will apply, or (c) no Senior Unsecured Ratings are equal, the intermediate Senior Unsecured Rating will apply.  In the event that the Borrower shall maintain Senior Unsecured Ratings from only two of S&P, Moody’s, or Fitch, and there is a split in such Senior Unsecured Ratings, (i) in the event of a single level split, the higher Senior Unsecured Rating (i.e. the lower pricing) will apply and (ii) in the event of a multiple level split, the pricing will be based on the rating one level lower than the higher of the two.  If only S&P, Moody’s, or Fitch issues a rating then such rating shall apply.  In the event that the Borrower’s senior unsecured long-term debt is not rated by any of S&P, Moody’s or Fitch, then the Applicable Rate shall be calculated at Pricing Level 6.

Each change in the Applicable Rate resulting from a publicly announced change in the Public Debt Ratings shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

“Approved Fund” has the meaning specified in Section 10.07(h).

“Arranger” means each of PNC Capital Markets LLC, Wells Fargo Securities, LLC, Bank of Tokyo-Mitsubishi, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays, Citigroup Global Markets, Inc., J.P. Morgan Securities LLC, and SunTrust Robinson Humphrey, Inc., each in their capacity as joint lead arrangers and book runners.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D.

“Attorney Costs” means and includes all fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2012 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Authorizations” means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority.

“Availability Period” means the period from and including the Closing Date to the Maturity Date.

“Bank of America” means Bank of America, N.A., and its successors.

“Bank of Tokyo-Mitsubishi” means The Bank of Tokyo-Mitsubishi UFJ, Ltd., and its successors.

“Bankruptcy Event” shall have the meaning given to such term in the definition of “Defaulting Lender”.

“Barclays” means Barclays Bank PLC, and its successors.

“Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Federal Funds Open Rate plus 0.5%, (b) the Prime Rate, and (c) the Published Rate plus 1.0%.  Any change in the Base Rate (and in any of the alternative components thereof) shall take effect at the opening of business on the day such change occurs.

“Base Rate Committed Loan” means a Committed Loan that bears interest based on the Base Rate.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.  All Base Rate Loans shall be denominated in Dollars.

“Benefit Arrangement” means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.01.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means, with respect to any Person, an event or series of events by which:

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 33-1/3% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)                                 during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“CIP Regulations” has the meaning specified in Section 9.11.

“Citibank” means Citibank, N.A., and its successors.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a Borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Borrowing of Committed Loans, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A-1.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Debt” means, as of any date of determination, the Debt of the Borrower and its Subsidiaries on a consolidated basis other than (i) Non-Recourse Debt and (ii) Designated Hybrid Equity Securities.  For the avoidance of doubt, Consolidated Debt shall not include any Debt of any EQM Unrestricted Entity.

“Consolidated Subsidiaries” means, at any date, any Subsidiary or other entity (other than any EQM Unrestricted Entity), the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements prepared in accordance with GAAP  if such statements were prepared as of such date.

“Control” has the meaning specified in the definition of “Affiliate.”

“Credit Extension” means each of the following:  (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Party” means any of the Administrative Agent, the L/C Issuers, the Swing Line Lender and the other Lenders.

“Daily Floating Eurodollar Rate” means, with respect to any Daily Floating Eurodollar Rate Loan for each day that it is a Daily Floating Eurodollar Rate Loan, the rate per annum determined by the Administrative Agent to be the Published Rate on such day.

“Daily Floating Eurodollar Rate Loan” means a Swing Line Loan that bears interest at a rate based upon the Daily Floating Eurodollar Rate.

“Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as Debt or liabilities in accordance with GAAP:

(a)                                 all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 all non-contingent obligations (and, for purposes of Section 8.01(e) and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)                                  all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(d)                                 debt (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including debt arising under conditional sales or other title retention agreements), whether or not such debt shall have been assumed by such Person or is limited in recourse;

(e)                                  capital leases;

(f)                                   to the extent required to be included on the Borrower’s consolidated balance sheet as debt or liabilities in accordance with GAAP, Synthetic Lease Obligations;

(g)                                  all obligations of such Person for the payment of money under Production Payments; and

(h)                                 all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Debt of the Borrower shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or any Subsidiary of the Borrower is a general partner or a joint venturer (provided, however, for the avoidance of doubt, as used in this sentence “joint venturer” shall not include a limited partner in a limited partnership), unless such Debt is expressly made non-recourse to the Borrower or Subsidiary, as applicable.  Notwithstanding the foregoing, Debt of the Borrower and its Subsidiaries will be deemed not to include Debt of the General Partner or of any general partner of the General Partner Public Entity which arises by operation of law as a consequence of Debt of EQM or such General Partner Public Entity because of the General Partner’s or such general partner’s position as a general partner of EQM or such General Partner Public Entity, as applicable.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a

Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Line Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied), (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

As used in this definition and in Section 2.16, the term “Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Designated Hybrid Equity Securities” means at any time Hybrid Equity Securities in an outstanding principal amount equal to the lesser of (i) the outstanding principal amount of Hybrid Equity Securities at such time, and (ii) 10% of Total Capital at such time.

“Dollar” and “$” mean lawful money of the United States.

“Domestic” means organized under the laws of any state of the United States.

“Eligible Assignee” has the meaning specified in Section 10.07(h).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) exposure to any Hazardous Substances, (d) the release or threatened release of any Hazardous Substances into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“EQM” means EQT Midstream Partners, LP, a Delaware limited partnership.

“EQM General Partner” or “General Partner” means EQT Midstream Services, LLC, a Delaware limited liability company which is, as of the Closing Date, the general partner of EQM, and thereafter, each successor general partner.

“EQM Subsidiary” means a Subsidiary of EQM.

“EQM Unrestricted Entity” means each of the following entities, so long as such entity is a Subsidiary (without giving effect to the proviso in the definition of “Subsidiary”) of the Borrower:  (1) EQM and EQM Subsidiaries, and (2) from and at all times after the written election of the Borrower delivered to the Administrative Agent at any time from or after consummation  of the GP IPO Transactions, the General Partner Public Entity and its Subsidiaries (other than EQM and EQM Subsidiaries), provided that no Default or Event of Default shall exist prior to or immediately after giving effect to such written election;  provided however that at any time that any such entity is wholly owned directly or indirectly by the Borrower, it shall not be an EQM Unrestricted Entity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Eurodollar Rate” means the Fixed Period Eurodollar Rate or the Daily Floating Eurodollar Rate.

“Eurodollar Rate Loan” means a Fixed Period Eurodollar Rate Loan or a Daily Floating Eurodollar Rate Loan.  Each reference to Eurodollar Rate Loan when used in connection with Committed Loans shall mean a Fixed Period Eurodollar Rate Loan.  Each reference to Eurodollar Rate Loan when used in connection with Swing Line Loans shall mean a Daily Floating Eurodollar Rate Loan.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Subsidiary” means at any time a Subsidiary which is not a Material Subsidiary, and is organized solely for the purpose of holding, directly or indirectly, an ownership interest in one entity or property (or related entities or properties), does not engage in any business unrelated to such entity(ies) or property(ies) or the financing thereof and does not have any assets or indebtedness other than those related to its interest in such entity(ies) or property(ies) or the financing thereof and which shall have been identified as an Excluded Subsidiary at or prior to such time by notice from the Borrower to the Lenders.  As of the Closing Date, the Borrower has no Excluded Subsidiaries.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes (including, for the avoidance of doubt, the Pennsylvania capital stock and foreign franchise tax), and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment or otherwise under a Loan Document pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or becomes a party hereunder (other than pursuant to an assignment request by the Borrower under Section 10.16) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01(b), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Revolving Credit Agreement dated December 8, 2010, among the Borrower, as borrower, PNC Bank, as administrative agent, and the lenders from time to time party thereto, as amended by that certain Amendment No. 1 dated May 8, 2012.

“Existing Letters of Credit” means each of the letters of credit issued under the Existing Credit Agreement outstanding on the Closing Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements that implement or modify the foregoing (together with any law implementing such agreements).

“Federal Funds Open Rate” means, for any day, the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (for purposes of this definition, an “Alternate Source”) or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day.  If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

“Fee Letters” means, collectively, (i) the letter agreement, dated January 15, 2014 among the Borrower, PNC Capital Markets LLC, PNC Bank, Wells Fargo Securities, LLC and Wells Fargo, (ii) the letter agreement, dated January 15, 2014 among the Borrower, Bank of Tokyo-Mitsubishi, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, Barclays, Citigroup Global Markets, Inc., Citibank, J.P. Morgan Securities LLC, JPM, SunTrust Robinson Humphrey, Inc. and SunTrust, and (iii) the letter agreement, dated January 15, 2014 among the Borrower and the Administrative Agent.

“Fitch” means Fitch Ratings Inc. and any successor thereto.

“Fixed Period Eurodollar Rate” means, with respect to any Fixed Period Eurodollar Rate Loan for the Interest Period applicable to such Fixed Period Eurodollar Rate Loan, the rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other successor or substitute page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or if the rate specified in clause (i) of this definition does not so appear on the Bloomberg Page BBAM1 (or any successor or substitute page) the rate which is quoted by another nationally recognized source selected by the Administrative Agent and reasonably acceptable to the Borrower which displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to the amount of the Borrowing in which such Fixed Period Eurodollar Rate Loan is included and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any successor or substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage.  The Fixed Period Eurodollar Rate may also be expressed by the following formula:

London interbank offered rate quoted by Bloomberg
LIBOR Rate =	or appropriate successor as shown on Bloomberg Page BBAM1
1.00 - LIBOR Reserve Percentage

The Fixed Period Eurodollar Rate shall be adjusted with respect to any Fixed Period Eurodollar Rate Loan that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date.  The Administrative Agent shall give prompt notice to the Borrower of the Fixed Period Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

“Fixed Period Eurodollar Rate Loan” means a Loan that bears interest at a rate of interest based on the Fixed Period Eurodollar Rate.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Forward Sale” means an obligation to deliver oil, gas or other minerals to be acquired or produced in the future in consideration of advance payment therefor.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” has the meaning specified in Section 10.07(h).

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“General Partner” has the meaning set forth in the definition of “EQM General Partner”.

“General Partner Public Entity” means, from and after the consummation of the GP IPO Transactions, a Subsidiary (without giving effect to the proviso in the definition of “Subsidiary”) of the Borrower (a) that is the EQM General Partner or that owns directly or through Subsidiaries equity interests in the EQM General Partner, and (b) that is partially owned by public shareholders or public unitholders pursuant to a public offering of securities registered under the Securities Act of 1933.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“GP IPO Transactions” means the initial public offering by a General Partner Public Entity of equity interests to public shareholders or public unitholders pursuant to a registration statement under the Securities Act of 1933 and transactions related thereto (including, if applicable, formation of the General Partner Public Entity and acquisition by it, directly or indirectly, of equity interests in EQM General Partner), upon terms and conditions that are determined by the Borrower to be not adverse to the Lenders in any material respect; and provided that no Default or Event of Default shall exist prior to or immediately after giving effect to such initial public offering.

“Granting Lender” has the meaning specified in Section 10.07(i).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Substances” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hybrid Equity Securities” means, on any date (the “determination date”), any securities issued by the Borrower or a financing vehicle of the Borrower, other than common stock, that meet the following criteria: (a) (i) the Borrower demonstrates that such securities are classified, at the time they are issued, as possessing a minimum of “intermediate equity content” by S&P and “Basket B equity credit” by Moody’s (or the equivalent classifications then in effect by such agencies) and (ii) on such determination date such securities are classified as possessing a minimum of “intermediate equity content” by S&P or “Basket B equity credit” by Moody’s (or the equivalent classifications then in effect by such agencies) and (b) such securities require no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to at least 91 days after the later of the termination of the Commitments and the repayment in full of the Obligations.  As used in this definition, “mandatory redemption” shall not include conversion of a security into common stock.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning set forth in Section 10.05.

“Information” has the meaning set forth in Section 10.08.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan and other than a Daily Floating Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date; and (c) as to any Daily Floating Eurodollar Rate Loan, the last Business Day of each calendar month.

“Interest Period” means, (a) with respect to any Fixed Period Eurodollar Rate Loan, the period commencing on the date such Fixed Period Eurodollar Rate Loan is disbursed or converted to or continued as a Fixed Period Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice, or (b) with respect to any Daily Floating Eurodollar Rate Loan, the period commencing on the date such Daily Floating Eurodollar Rate Loan commences and ending one Business Day thereafter; provided that:

(i)            any Interest Period applicable to any Fixed Period Eurodollar Rate Loan which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(ii)           any Interest Period applicable to any Daily Floating Eurodollar Rate Loan that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day;

(iii)          any Interest Period applicable to any Fixed Period Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the provisions of clause (i) above, end on the last Business Day of the calendar month at the end of such Interest Period; and

(iv)          no Interest Period shall extend beyond the Maturity Date.

“IRS” means the United States Internal Revenue Service.

“ISP” has the meaning set forth in Section 2.03(h).

“JPM” means JPMorgan Chase Bank, N.A., and its successors.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuance Limit” means (a) with respect to each of PNC Bank, Wells Fargo, Bank of Tokyo-Mitsubishi, Bank of America, Barclays, Citibank, JPM and SunTrust, $125,000,000 or such higher amount as shall have been agreed to in writing between such L/C Issuer and the Borrower with a copy to the Administrative Agent, and (b) with respect to any Lender which agrees to be a L/C Issuer after the Closing Date, the amount agreed in writing from time to time by such L/C Issuer, the Borrower and the Administrative Agent.

“L/C Issuer” means each of PNC Bank, Wells Fargo, Bank of Tokyo-Mitsubishi, Bank of America, Barclays, Citibank, JPM and SunTrust in its capacity as an issuer of Letters of Credit hereunder, and any additional Lender approved by the Administrative Agent and the Borrower that has agreed in its sole discretion to act as an “L/C Issuer”, and any successor issuer of Letters of Credit hereunder.  As used herein, the term “the L/C Issuer” shall mean “each L/C Issuer” or “the applicable L/C Issuer,” as the context may require.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means each of the (a) Existing Letters of Credit and (b) any standby letter of credit issued on or after the Closing Date hereunder.

“Letter of Credit Application” means an application, an application and agreement, or other similar document in the nature of an application required by the L/C Issuer, for the issuance or amendment of a Letter of Credit, in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Stated Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to $1,000,000,000, as such amount may be reduced pursuant to Section 2.06.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“LIBOR Reserve Percentage” means as of any day the maximum percentage in effect on such day, as prescribed by the FRB (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, and the Fee Letters.

“Master Agreement” has the meaning set forth in the definition of Swap Contract.

“Material Debt” means Debt (other than (i) Non-Recourse Debt and (ii) the Loans) of the Borrower and one or more Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $100,000,000.

“Material Financial Obligations” means (i) a principal or face amount of Debt, (ii) payment or collateralization obligations in respect of Swap Contracts, or (iii) payment obligations in respect of Forward Sales, in each case of the Borrower or any of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $100,000,000.

“Material Plan” means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $100,000,000.

“Material Subsidiary” means any Subsidiary of Borrower for which (i) its assets and the assets of its consolidated Subsidiaries comprise more than 5% of the assets of the Borrower and its consolidated Subsidiaries, or (ii) its revenue and the revenue of its consolidated Subsidiaries comprise more than 5% of the revenue of the Borrower and its consolidated Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal year.

“Maturity Date” means the earlier of (a) the Stated Maturity Date and (b) the effective date of any other termination, cancellation, or acceleration of all Commitments under this Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions, or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of each Lender or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Non-Recourse Debt” of any Person means Debt secured by a Lien on one or more assets of such Person, where the rights and remedies of the holder of such Debt in respect of such Debt do not extend to any other assets of such Person and, if such Person is organized under the laws of or doing business in the United States or any political subdivision thereof or therein, as to which such holder has effectively waived (or subordinated in favor of the Lenders) such holder’s right to make the election provided under 11 U.S.C. § 1111(b)(1)(A) (a “Recourse Waiver”); provided however, that no Recourse Waiver shall be required with respect to Production Payments, and no Recourse Waiver shall be required with respect to the ANPI Obligations.  Debt of an Excluded Subsidiary which is without recourse to the Borrower or any other Subsidiary shall be deemed Non-Recourse Debt of such Excluded Subsidiary secured by all assets of such Excluded Subsidiary (whether or not such Debt is in fact so secured) and no Recourse Waiver shall be required in respect thereof.  For purposes of this definition, the holders of ANPI Obligations which are Debt of a Person shall be deemed to have a Lien (to the extent permitted by Section 7.01(j) hereof) on assets of such Person securing such ANPI Obligations.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any the Borrower or any Affiliate of the Borrower of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.16).

“Outstanding Amount” means (i) with respect to Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(d).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Platform” has the meaning set forth in Section 6.01.

“PNC Bank” means PNC Bank, National Association and its successors.

“Prime Rate” means the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent.  Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

“Principal Office” means the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania (or in such other city as may be designated by the Administrative Agent).

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that in the case of Section 2.16 when a Defaulting Lender shall exist, “Pro Rata Share” shall mean the percentage of the Aggregate Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.  If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.  The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Production Payment” means an assignment of an interest in a fixed quantity (measured by proceeds or by volume) of oil and gas or other hydrocarbons when produced from a specified oil and gas property or properties, in consideration for a payment in advance of production.

“Public Debt Ratings” has the meaning set forth in the definition of “Applicable Rate.”

“Published Rate” means the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any L/C Issuer, as applicable.

“Register” has the meaning set forth in Section 10.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Compliance Event” means that the Borrower, any of its Subsidiaries, or any Senior Officer or director of the Borrower or any of its Subsidiaries becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having greater than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate greater than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, executive vice president, senior vice president, chief financial officer, treasurer or assistant treasurer of the Borrower.  Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Senior Officer” means the chief executive officer, president, executive vice president, senior vice president, chief financial officer or treasurer of the Borrower.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP (which, for avoidance of doubt, shall represent total common stockholders’ equity of the Borrower before noncontrolling interests in consolidated subsidiaries in accordance with GAAP).

“SPC” has the meaning specified in Section 10.07(i).

“Stated Maturity Date” means February 18, 2019; provided, however, if the Stated Maturity Date is extended pursuant to Section 2.14, with respect to each Lender that has consented to such extension, the “Stated Maturity Date” of such Lender shall be the latest date to which such Lender has consented pursuant to such Section.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein or in any other Loan Document to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower, provided, however, that in no event shall the terms “Subsidiary”, “Subsidiaries” or “subsidiary” contained in this Agreement or any other Loan Document include any EQM Unrestricted Entity unless expressly specified otherwise.

“SunTrust” means SunTrust Bank, and its successors.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, futures contracts traded on or subject to the rules of a designated contract market, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, any North American Energy Standard Board Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Exposure” means, at any time, the Outstanding Amount of all Swing Line Loans.

“Swing Line Lender” means PNC Bank in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of (a) a Borrowing of Swing Line Loans, or (b) a conversion of Swing Line Loans from one Type to the other, pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit A-2.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $150,000,000 and (b) the Aggregate Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Capital” means, at any date, the total of (i) Consolidated Debt plus (ii) Shareholders’ Equity plus (iii) Designated Hybrid Equity Securities less (iv) to the extent reflected in Shareholders’ Equity, any excess of the net book value of assets subject to Liens securing Non-Recourse Debt (including the total assets of Excluded Subsidiaries) over the amount of the related Non-Recourse Debt and (v) either (a) less the absolute value of accumulated other comprehensive income as determined in accordance with GAAP, or (b) plus the absolute value of accumulated other comprehensive loss as determined in accordance with GAAP, in each case determined at such date.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Type” means, (a) with respect to a Committed Loan, its character as a Base Rate Loan or a Fixed Period Eurodollar Rate Loan, and (b) with respect to a Swing Line Loan, its character as a Base Rate Loan or a Daily Floating Eurodollar Rate Loan.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.01(g).

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors.

“Withholding Agent” means the Borrower and the Administrative Agent.

1.02.                     Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)                                 (i)                                     The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)                                  Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)                               The term “including” is by way of example and not limitation.

(iv)                              The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)                                  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d)                                 Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03.                     Accounting Terms.

(a)                                 All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)                                 If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04.                     Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05.                     References to Agreements and Laws.  Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06.                     Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.07.                     Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

Article II.
THE COMMITMENTS AND BORROWINGS

2.01.                     Committed Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment.  Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01.  Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02.                     Borrowings, Conversions and Continuations of Committed Loans.

(a)                                 Each Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s delivery to the Administrative Agent of an irrevocable written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower, which may be delivered via facsimile.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans.  Each Borrowing of, conversion or continuation of Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Committed Loans.  Any such automatic conversion to Base Rate Committed Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)                                 Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.  Each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of PNC Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings and second, to the Borrower as provided above.

(c)                                  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)                                 The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Fixed Period Eurodollar Rate Loans upon determination of such interest rate.  The determination of the Fixed Period Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in PNC Bank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                                  After giving effect to all Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

2.03.                     Letters of Credit.

(a)                                 The Letter of Credit Commitment.

(i)                                     Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that no L/C Issuer shall be obligated to  make any L/C Credit Extension that would result in the Outstanding Amount of the L/C Obligations with respect to Letters of Credit issued by such L/C Issuer to exceed such L/C Issuer’s L/C Issuance Limit; and provided further that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender’s Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit.  In addition, at the request of the Borrower, an L/C Issuer may, in its sole discretion, agree to issue, amend, renew or extend Letters of Credit in excess of its L/C Issuance Limit, provided, however, after giving effect to any such issuance, amendment, renewal or extension, (x) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (y) the Total Outstandings shall not exceed the Aggregate Commitments. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)                                  The L/C Issuer shall be under no obligation to issue any Letter of Credit and, in the case of clauses (B) and (C) below shall not issue any Letter of Credit, if:

(A)                               any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of Letters of Credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)                               subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

(C)                               the expiry date of such requested Letter of Credit would occur (1) after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date, or (2) after any Stated Maturity Date applicable to any Declining Lender (as defined in Section 2.14), unless the amount of such Letter of Credit together with all other L/C Obligations outstanding on the date of issuance of such Letter of Credit is equal to or less than the aggregate Commitments of all Lenders who shall remain parties to this Agreement subsequent to the Stated Maturity Date that immediately precedes the expiry date of such Letter of Credit;

(D)                               the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;  or

(E)                                such Letter of Credit is (1) in an initial amount less than $500,000, (2) is to be denominated in a currency other than Dollars, or (3) is to be issued for a purpose other than to support surety bonds (including appeal bonds), worker’s compensation requirements and other general corporate purposes.

(iii)                               The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under any of Sections 2.03(a)(ii)(B), (C) or (E)(2) or (3).

(iv)                              The L/C Issuer shall be under no obligation to amend any Letter of Credit if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b)                                 Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i)                                     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

(ii)                                  Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the Borrower will provide the Administrative Agent with a copy thereof upon the Administrative Agent’s request therefor.  Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the

L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii)                               If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied and in each such case directing the L/C Issuer not to permit such extension.

(iv)                              Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment or a report containing information with respect thereto including the face amount of such Letter of Credit, the date of issuance or amendment and such other information as may be required by the Administrative Agent.  The Administrative Agent shall give the Lenders notice of the issuance of any Letter of Credit and any amendment thereto.

(c)                                  Drawings and Reimbursements; Funding of Participations.

(i)                                     Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof.  Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof.  In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)                                  Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the

L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)                               With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)                              Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(v)                                 Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; (C) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto; (D) the existence of any claim, counterclaim, set-off, defense or other right that such Lender may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (E) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (F) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or (G) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)                              If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Open Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)                                 Repayment of Participations.

(i)                                     At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral (as defined in Section 2.03(g)) applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)                                  If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is paid by such Lender, at a rate per annum equal to the Federal Funds Open Rate from time to time in effect.

(e)                                  Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                                     any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)                                  the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                               any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)                              any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)                                 any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)                                   Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, any Agent-Related Person, any Lender, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible to the Borrower for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which damages have been determined by a final non-appealable judgment of a court of competent jurisdiction to have been caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)                                  Cash Collateral.  (i) Upon the request of the Administrative Agent, (A) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (B) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) in the event that Borrower is required to Cash Collateralize Letters of Credit issued by a Declining Lender pursuant to Section 2.14(d), the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations

(in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be).  For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.  The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at PNC Bank.

(h)                                 Applicability of ISP.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued  (including any such agreement applicable to an Existing Letter of Credit), the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) (the “ISP”)  shall apply to each standby Letter of Credit.

(i)                                     Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit).  Such Letter of Credit fees shall be computed on a quarterly basis in arrears.  Such Letter of Credit fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(j)                                    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in the amounts and at the times specified in the Fee Letters.  In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to Letters of Credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)                                 Conflict with Letter of Credit Application.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

2.04.                     Swing Line Loans.

(a)                                 The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender may in its sole discretion, and in reliance upon the agreements of the other Lenders set forth in this Section 2.04, make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  The Borrower will have the option to choose whether the Swing Line Loan is a  (1) Base Rate Loan, or a (2) Daily Floating Eurodollar Rate Loan.  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b)                                 Borrowing Procedures; Conversion to Base Rate.  Each Swing Line Borrowing, and each conversion of Swing Line Borrowings from one Type to the other shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000,  (ii) the requested borrowing or conversion date, which shall be a Business Day, and (iii) whether the loan is a Base Rate Loan or a Daily Floating Eurodollar Rate Loan.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c)                                  Refinancing of Swing Line Loans.

(i)                                     The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in same day funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)                                  If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)                               If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Open Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)                              Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)                                 Repayment of Participations.

(i)                                     At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Swing Line Lender.

(ii)                                  If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Open Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Lender funds its Committed

Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f)                                   Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05.                     Prepayments.

(a)                                 The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Fixed Period Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of Fixed Period Eurodollar Rate Loans shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.

(b)                                 The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)                                  If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless after the prepayment in full of the Loans, the Total Outstandings exceed the Aggregate Commitments then in effect.

2.06.                     Termination or Reduction of Commitments.  The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the

Aggregate Commitments, such Letter of Credit Sublimit or such Swing Line Sublimit shall be automatically reduced by the amount of such excess.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments.  Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share.  All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07.                     Repayment of Loans.

(a)                                 The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

(b)                                 The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Swing Line Loan is made and (ii) the Maturity Date.

2.08.                     Interest.

(a)                                 Subject to the provisions of subsection (b) below, (i) each Fixed Period Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Fixed Period Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the (1) Base Rate plus the Applicable Rate, or (2) Daily Floating Eurodollar Rate plus the Applicable Rate.

(b)                                 If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.  Furthermore, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09.                     Fees.

(a)                                 Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately (but not invoiced separately) for each period during such quarter that such Applicable Rate was in effect.

(b)                                 Other Fees.

(i)                                     The Borrower shall pay to each Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)                                  The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10.                     Computation of Interest and Fees.  All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.

2.11.                     Evidence of Debt.

(a)                                 The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)                                 In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12.                     Payments Generally.

(a)                                 All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)                                 (i)                                     If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided however that this subsection (b)(i) shall not be applicable to payments required to be made by the Borrower on the Stated Maturity Date; and (ii) if the Stated Maturity Date is not a Business Day, then any payment to be made by the Borrower on the Stated Maturity Date shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be, unless such Business Day falls in another calendar month, in which case such payment shall be due on the immediately preceding Business Day.

(c)                                  (i)                                     Unless the Borrower has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent or the L/C Issuer hereunder, that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto.  If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then each of the Lenders or the L/C Issuer, as the case may be, shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender or the L/C Issuer in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender or the L/C Issuer to the date such amount is repaid to the Administrative Agent in immediately available funds at the greater of the Federal Funds Open Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(ii)                                  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Fixed Period Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Committed Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Open Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d)                                 If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)                                  The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint.  The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Sections 10.04 or 10.05 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, purchase its participation or make its payment under Sections 10.04 or 10.05.

(f)                                   Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13.                     Sharing of Payments.

(a)                                 If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them, and/or such subparticipations in the participations in L/C Obligations and Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon.  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

(b)                                 If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.03(c), 2.04, or 9.05, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swing Line Lender or the L/C Issuers to satisfy such Lender’s obligations to any of them under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.  For the avoidance of doubt, notwithstanding the application or holding pursuant to this subsection of all or a part of a payment made by the Borrower for the account of a Lender, as between the Borrower and such Lender the Borrower shall be discharged from the obligation with respect to which such payment was made as if and to the extent such application or holding had not occurred.

2.14.                     Extension of Stated Maturity Date.

(a)                                 Not earlier than 75 days prior to, nor later than 30 days prior to, an annual anniversary of the Closing Date, the Borrower may, upon notice to the Administrative Agent (who shall promptly notify the Lenders), request a one year extension of the then current Stated Maturity Date.  The Borrower may request such an extension no more than two times.  Within 15 days of delivery of such notice, each Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion).  Any Lender not responding within the above time period shall be deemed not to have consented to such extension.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the Lenders’ responses.  If any Lender declines, or is deemed to have declined, to consent to such extension (a “Declining Lender”), the Borrower may cause any such Declining Lender to be removed or replaced as a Lender pursuant to Section 10.16.

(b)                                 Only if Lenders holding greater than 50% of the Commitments (calculated prior to giving effect to any removals and/or replacements of Lenders permitted herein) (the “Consenting Lenders”) have consented to an extension requested pursuant to this Section 2.14, the Stated Maturity Date shall be extended, with respect only to the Consenting Lenders and any Lender replacing a Declining Lender pursuant to Section 10.16.  If so extended, the Stated Maturity Date, as to the Consenting Lenders and each Lender replacing a Declining Lender pursuant to Section 10.16, shall be extended to the date falling one year after the existing Stated Maturity Date (except that if such date is not a Business Day, such Stated Maturity Date, as so extended, shall be the next preceding Business Day); provided, however, that the pre-existing Stated Maturity Date shall remain in effect with respect to any Declining Lender that is not replaced.  The Administrative Agent and the Borrower shall promptly confirm to the Lenders such extension, and the Administrative Agent shall distribute an amended Schedule 2.01 (which shall be deemed incorporated into this Agreement), to reflect any changes in Lenders and their respective Commitments.

(c)                                  As a condition precedent to such extension, the Borrower shall have provided to the Administrative Agent the following, in form and substance satisfactory to the Administrative Agent:

(i)                                     copies of corporate resolutions certified by the Secretary or Assistant Secretary of the Borrower, or such other evidence as may be satisfactory to the Administrative Agent, demonstrating that Borrower’s incurrence of indebtedness hereunder with a maturity date of the Stated Maturity Date, as extended pursuant to this Section 2.14, has been duly authorized by all necessary corporate action, together with an opinion of counsel to the Borrower (which may be internal counsel) to such effect, and

(ii)                                  a certificate (in sufficient copies for each Lender), signed by a Responsible Officer of the Borrower certifying that, (A) before and after giving effect to such extension, the representations and warranties contained in Article V (including without limitation the representation and warranties set forth in Sections 5.04(c) and 5.05) and the other Loan Documents are true and correct on and as of the date thereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.04 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, (B) no Default or Event of Default exists, and (C) all federal and state Authorizations required in order to permit the Borrower to incur indebtedness hereunder with a maturity date of the Stated Maturity Date, as extended pursuant to this Section 2.14 have been obtained, listing any such Authorizations obtained and attaching true and correct copies thereof, or stating that no such Authorizations are required.

(d)                                 The Borrower shall (i) on the existing Stated Maturity Date, prior to or contemporaneous with giving effect to any extension, pay amounts due, in full, to any Declining Lender that is not replaced as a Lender pursuant to Section 10.16, (ii) prepay any Committed Loans outstanding on the existing Stated Maturity Date which were made to it (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep outstanding Committed Loans ratable with the Pro Rata Shares of all the Lenders; and (iii) in the event that any Declining Lender is a L/C Issuer and any one or more Letters of Credit issued by such L/C Issuer under this Agreement remain outstanding on such L/C Issuer’s Stated Maturity Date, the Borrower shall Cash Collateralize such Letter of Credit pursuant to the terms of Section 2.03(g) to secure the Borrower’s obligations to reimburse for drawings under such Letters of Credit or make other arrangements reasonably satisfactory to such L/C Issuer with respect to such Letters of Credit including providing other credit support.

2.15.                     Increase in Commitments.

(a)                                 Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may on a one-time basis request an increase in the Aggregate Commitments to an amount not exceeding $2,000,000,000; provided that any such request for an increase shall be in a minimum amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.  The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase, the

Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(b)                                 If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.  As a condition precedent to such increase, the Borrower shall have provided to the Administrative Agent the following, in form and substance satisfactory to the Administrative Agent:

(i)                                     copies of corporate resolutions certified by the Secretary or Assistant Secretary of the Borrower, or such other evidence as may be satisfactory to the Administrative Agent, demonstrating that Borrower’s incurrence of indebtedness hereunder in the amount of the Aggregate Commitments as increased pursuant to this Section 2.15 and with a maturity date of the Stated Maturity Date then in effect, has been duly authorized by all necessary corporate action, together with an opinion of counsel to the Borrower (which may be internal counsel) to such effect, and

(ii)                                  a certificate dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V (including without limitation the representation and warranties set forth in Sections 5.04(c) and 5.05) and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.04 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists.

(c)                                  The Borrower shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section.

(d)                                 This Section shall supersede any provisions in Sections 2.12 or 10.01 to the contrary.

2.16.                     Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                                 fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.09(a);

(b)                                 the Commitment and Total Outstandings of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(c)                                  if any Swing Line Exposure or L/C Obligations exists at the time such Lender becomes a Defaulting Lender then:

(i)                                     all or any part of the Swing Line Exposure and L/C Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent that (x) the sum of all non-Defaulting Lenders’ Total Outstandings plus such Defaulting Lender’s Swing Line Exposure and L/C Obligations does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) no Default or Event of Default has occurred and is continuing at such time;

(ii)                                  if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Swing Line Exposure and (y) second, Cash Collateralize for the benefit of the applicable L/C Issuers the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.03(g) for so long as such L/C Obligations are outstanding;

(iii)                               if the Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Obligations pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.03(i) with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations is cash collateralized;

(iv)                              if the L/C Obligations of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to such non-Defaulting Lenders pursuant to Section 2.03(i) shall be adjusted in accordance with such non-Defaulting Lenders’ L/C Obligations after giving effect to such reallocation and, to the extent of such reallocation, fees under Section 2.03(i) shall no longer accrue for the benefit of such Defaulting Lender; and

(v)                                 if all or any portion of such Defaulting Lender’s L/C Obligations is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the L/C Issuers or any other Lender hereunder, all letter of credit fees payable under Section 2.03(i) with respect to such Defaulting Lender’s L/C Obligations shall be payable to the applicable L/C Issuer (and not to such Defaulting Lender) until and to the extent that such L/C Obligations are reallocated and/or cash collateralized; and

(d)                                 so long as such Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and the L/C Issuers shall not be required to issue, amend or increase any Letter of Credit, unless such L/C Issuer is satisfied that the related exposure and the Defaulting Lender’s then outstanding L/C Obligations will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.16(c), and participating interests in any newly made Swing Line Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.16(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swing Line Lender or any L/C Issuer has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swing Line Lender shall not be required to fund any Swing Line Loan and such L/C Issuer shall not be required to issue, amend or increase any Letter of Credit, unless the Swing Line Lender or such L/C Issuer, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swing Line Lender or such L/C Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Swing Line Lender and all L/C Issuers agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Exposure and L/C Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share.

Article III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01.                     Taxes.

(a)                                 Defined Terms.  For purposes of this Section 3.01, the term “Lender” includes any L/C Issuer and the term “applicable law” includes FATCA.

(b)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01(b)) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Tax been made.

(c)                                  Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)                                 Indemnification by the Borrower.  The Borrower shall indemnify each Recipient, within 20 days after receipt by the Borrower of demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be required to indemnify a Recipient pursuant to this Section 3.01(d) for any Indemnified Taxes unless such Recipient notifies the Borrower of the indemnification claim for such Indemnified Taxes no later than 365 days after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon the Recipient for payment of such Indemnified Taxes and (ii) the date on which such Recipient has made payment of such Indemnified Taxes.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, accompanied by the calculations by which such determination was made by such Lender, shall be conclusive absent manifest error.

(e)                                  Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the

Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).

(f)                                   Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)                                  Status of Lenders.  (i) Any Lender (which solely for purposes of this Section 3.01(g) shall include the Administrative Agent) that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing,

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and executed originals of IRS Form W-9 (or any applicable successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)                                     in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and executed originals of IRS Form W-8BEN (or any applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, properly completed and executed originals of IRS Form W-8BEN (or any applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)                                  properly completed and executed originals of IRS Form W-8ECI (or any applicable successor form);

(iii)                               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and executed originals of IRS Form W-8BEN (or any applicable successor form); or

(iv)                              to the extent a Foreign Lender is not the beneficial owner, properly completed and executed originals of IRS Form W-8IMY (or any applicable successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)                                 Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (including any application thereof to another amount owed to the refunding Governmental Authority) as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such party will make such payment to the relevant indemnifying party within ten (10) days after the party has determined that it owes amounts to the indemnifying party pursuant to the first sentence of this Section 3.01(h). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)                                     Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.02.                     Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03.                     Inability to Determine Rates.  If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04.                     Increased Cost and Reduced Return; Capital Adequacy.

(a)                                 Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except reserve requirements reflected in the Eurodollar Rate) or any L/C Issuer;

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan the interest on which is determined by reference to the Eurodollar Rate, or to increase the cost to such Lender, such L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, L/C Issuer or other Recipient, the Borrower will pay to such Lender, L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the

Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender or L/C Issuer setting forth the Change in Law giving rise to a claim for compensation under subsection (a) or (b) of this Section, the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section (including, if requested by the Borrower, an explanation in reasonable detail of the manner in which such amount or amounts were determined) and delivered to the Borrower, shall be conclusive absent manifest error.  The Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

3.05.                     Funding Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                                 any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or Daily Floating Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                                 any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan or Daily Floating Eurodollar Rate Loan on the date or in the amount notified by the Borrower; or

(c)                                  any assignment of a Fixed Period Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16(a);

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan (excluding loss of anticipated profits) or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Fixed Period Eurodollar Rate Loan made by it at the Fixed Period Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Fixed Period Eurodollar Rate Loan was in fact so funded.

3.06.                     Matters Applicable to all Requests for Compensation.  A certificate of the Administrative Agent or any Lender claiming compensation under Section 3.05 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

3.07.                     Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

Article IV.
CONDITIONS PRECEDENT TO CLOSING DATE AND TO CREDIT EXTENSIONS

4.01.                     Conditions of Closing Date and Initial Credit Extension.  The obligation of each Lender to make its initial Credit Extension, hereunder is subject to satisfaction of the following conditions precedent:

(a)                                 The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:

(i)                                     executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii)                                  a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)                               such certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer of the Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Borrower is a party;

(iv)                              a certificate of the Pennsylvania Secretary of State evidencing that the Borrower is duly organized or formed, and is validly existing, in good standing under the laws of the State of Pennsylvania;

(v)                                 a favorable opinion of Baker Botts L.L.P., counsel to the Borrower, addressed to the Administrative Agent and each Lender, and a favorable opinion of the Deputy General Counsel of the Borrower, addressed to the Administrative Agent and each Lender;

(vi)                              a certificate signed by a Responsible Officer of the Borrower certifying (A) that the representations and warranties of the Borrower contained in Article V are true and correct in all material respects on and as of the date hereof (or if qualified by materiality or Material Adverse Effect, true and correct in all respects; provided that the representation and warranty made in Section 5.12(a) is true and correct in all respects), (B) that no Default exists or would result from the execution of this Agreement, and (C) that there has been no material adverse change since December 31, 2012 in the business, assets, liabilities (actual or contingent), operations, or condition (financial or otherwise) of the Borrower and its subsidiaries taken as a whole; and

(vii)                           such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

(b)                                 Any fees required to be paid on or before the Closing Date shall have been paid.

(c)                                  The Borrower shall have provided to the Administrative Agent and the Lenders, to the extent requested at least two Business Days prior to the Closing Date, (A) the documentation and other information requested by the Administrative Agent and any Lender in order to comply with the requirements of the PATRIOT Act, (B) the documentation and other information requested by the Administrative Agent in order to comply with all “know your customer” requirements and (C) all anti-money laundering documentation reasonably requested by the Administrative Agent.

Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date.

4.02.                     Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than (i) a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, (ii) a continuation of Eurodollar Rate Loans, or (iii) a Swing Line Loan Notice requesting only a conversion of Swing Line Loans to the other Type) is subject to the following conditions precedent:

(a)                                 The representations and warranties of the Borrower contained in Article V (except the representations and warranties in Sections 5.04(c) and 5.05, as to any matter which has theretofore been disclosed in writing by the Borrower to the Lenders by written notice given to the Administrative Agent) or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (provided that (i) if a representation and warranty is qualified by materiality it shall be true and correct in all respects and (ii) the representation and warranty made in Section 5.12(a) shall be true and correct in all respects, in each case on and as of the date of such Credit Extension (or, if such representations and warranties specifically refer to an earlier date, as of such earlier date), except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.04 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)                                 No Default shall exist, or would result from such proposed Credit Extension.

(c)                                  The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Extension (other than (i) a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, (ii) a continuation of Eurodollar Rate Loans, or (iii) a Swing Line Loan Notice requesting only a conversion of Swing Line Loans to the other Type) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Article V.
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

5.01.                     Corporate Existence and Power.  The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material Authorizations required to carry on its business as now conducted.

5.02.                     Corporate and Governmental Authorization; No Contravention.  The Borrower’s incurrence of Debt hereunder, and the execution, delivery and performance by the Borrower of this Agreement and the Notes, are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority (except such as has been obtained), do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

5.03.                     Binding Effect.  This Agreement constitutes a valid and binding agreement of the Borrower, and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights.

5.04.                     Financial Information.

(a)                                 The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2012, and the related consolidated statements of income, cash flows and changes in stockholders’ equity for the fiscal year then ended, reported on by Ernst & Young LLP, independent certified public accountants for the Borrower, and set forth in the Borrower’s 2012 Form 10-K, a copy of which has been delivered to each of the Lenders, (i) fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year, and (ii) show, to the extent required by GAAP, all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Debt.

(b)                                 The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 2013, and the related unaudited consolidated statements of income and cash flows for the three months then ended, set forth in the Borrower’s Form 10-Q for the quarter ended September 30, 2013, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three month period (subject to normal year-end adjustments).

(c)                                  Since December 31, 2012 there has been no material adverse change in the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

5.05.                     Litigation.  There is no action, suit, proceeding or investigation pending against, or, to the knowledge of the Borrower, threatened against or affecting, the Borrower or any of its Subsidiaries before any Governmental Authority in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity or enforceability of this Agreement or the Notes.

5.06.                     Compliance with ERISA.  Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of

ERISA and the Internal Revenue Code with respect to each Plan.  No member of the ERISA Group has (i) sought a waiver of the minimum funding standards under the Pension Funding Rules, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

5.07.                     Environmental Matters.  In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses).  On the basis of this review, the Borrower has concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

5.08.                     Taxes.  The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary (other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith by appropriate proceedings, and in each case, for which adequate reserves and provisions for taxes have been made on the books of the Borrower and each Subsidiary).  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

5.09.                     Subsidiaries.  Each of the Borrower’s corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental authorizations required to carry on its business as now conducted, except where the absence of any of the foregoing could not reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

5.10.                     Regulatory Restrictions on Borrowing; Margin Regulations.

(a)                                 None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(b)                                 The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any

Affiliate of any Lender relating to indebtedness and within the scope of Section 8.01(e) will be margin stock.

5.11.                     Full Disclosure.  No statement, information, report, representation, or warranty made by the Borrower in any Loan Document or furnished to the Administrative Agent or any Lender by or on behalf of the Borrower in connection with any Loan Document contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.12.                     Anti-Money Laundering/International Trade Law Compliance.  The Borrower represents and warrants that (a) none of the Borrower, any of its Subsidiaries, or any Senior Officer or director of the Borrower or any of its Subsidiaries, is a Sanctioned Person, (b) to the knowledge of the Borrower, no employee of the Borrower or any of its Subsidiaries, or any agent of the Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person, (c) none of the Borrower or any of its Subsidiaries, either in its own right or, to the knowledge of the Borrower or such Subsidiary, through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; or (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (d) the Borrower has implemented and maintains in effect policies and procedures intended to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees (in each such Person’s capacity as a director, officer or employee of the Borrower or its Subsidiaries) and agents with Anti-Terrorism Laws and applicable Sanctions, and (e) each of the Borrower and its Subsidiaries, and to the knowledge of the Borrower, their respective directors, officers, employees and agents, are in compliance with Anti-Terrorism Laws and applicable Sanctions in all material respects.

Article VI.
AFFIRMATIVE COVENANTS

The Borrower agrees that, so long as any Lender has any Commitment hereunder, any Letter of Credit remains outstanding or any amount payable hereunder remains unpaid:

6.01.                     Information.  The Borrower will deliver to the Administrative Agent and each Lender:

(a)                                 as soon as available, and in any event within 60 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries (and, for purposes of this Section 6.01(a), “Consolidated Subsidiaries” shall include any EQM Unrestricted Entity to the extent required to be consolidated by GAAP) as of the end of such fiscal year and the related consolidated statements of income, cash flows and changes in stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing selected by the Borrower, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)                                 as soon as available, and in any event within 35 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries (and, for purposes of this Section 6.01(b), “Consolidated Subsidiaries” shall include any EQM Unrestricted Entity to the extent required to be consolidated by GAAP) as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower’s fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and cash flows, in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower’s previous fiscal year, all certified (subject to normal year-end adjustments and the absence of footnotes) as to fairness of presentation, conformity to GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;

(c)                                  simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a Responsible Officer of the Borrower substantially in the form of the Compliance Certificate attached hereto, reflecting such financial information for the EQM Unrestricted Entities as the Lenders shall reasonably request to enable the Lenders to verify what adjustments were made by the Borrower to Consolidated Debt, Shareholders’ Equity and other consolidated amounts in order to exclude such EQM Unrestricted Entities in calculating compliance with Section 7.02;

(d)                                 within five days after any officer of the Borrower obtains actual knowledge of any Default, if such Default is then continuing, a certificate of a Responsible Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(e)                                  promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(f)                                   promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

(g)                                  if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under the Pension Funding Rules, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; or (viii) determines that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, a certification of funding status from the enrolled actuary for the Pension Plan;

(h)                                 notice that S&P or Moody’s has changed the equity treatment for any securities if such change would be relevant to the determination of whether such securities are Hybrid Equity Securities, such notice to be given by the Borrower promptly upon receiving notice from S&P or Moody’s, or promptly upon otherwise acquiring actual knowledge of the foregoing; and

(i)                                     from time to time, such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

Documents required to be delivered pursuant to Section (a), (b), (e) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) (A) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (B) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), and (ii) on which the Borrower notifies (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents; provided that the Borrower shall deliver paper copies or soft copies (by electronic mail) of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies or soft copies.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.01(c) to the Administrative Agent.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

6.02.                     Payment of Taxes.  The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, before delinquency, all their respective material tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

6.03.                     Maintenance of Property; Insurance.

(a)                                 The Borrower will keep, and will cause each Subsidiary to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b)                                 The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary’s own name) with financially sound and responsible insurance companies, insurance with respect to their respective properties and business in at least such amounts, against at least such risks and with such risk retention as are customarily maintained, insured against or retained, as the case may be, by companies of established repute engaged in the same or a similar business, to the extent available at the time in question on commercially reasonable terms; and will furnish to the Lenders, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

6.04.                     Conduct of Business and Maintenance of Existence.  The Borrower will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective legal existence and good standing under the Laws of the jurisdiction of its organization and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 6.04 shall prohibit (i) the merger of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if (A) in the case of a domestic Subsidiary, the corporation surviving such consolidation or merger is a domestic Subsidiary and (B) in the case of a foreign Subsidiary, the entity surviving such consolidation or merger is a Subsidiary, if, in each case covered by this clause (i), after giving effect thereto, no Default shall have occurred and be continuing, or (ii) the termination of the corporate existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Lenders.

6.05.                     Compliance with Laws.  The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

6.06.                     Inspection of Property, Books and Records.  The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Lender at such Lender’s expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

6.07.                     Use of Proceeds.  The proceeds of the Loans made under this Agreement may be used by the Borrower for working capital, capital expenditures, share repurchases, and other lawful corporate purposes (including repayment of indebtedness).

6.08.                     Governmental Approvals and Filings.  The Borrower will, and will cause each Subsidiary to, keep and maintain in full force and effect all action by or in respect of, or filing with, any Governmental Authority necessary in connection with (a) the execution and delivery of this Agreement, or any Note issued hereunder by the Borrower, (b) the consummation by the Borrower of the transactions herein or therein contemplated, (c) the performance of or compliance with the terms and conditions hereof or thereof by the Borrower, or (d) any other actions required to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

6.09.                     Anti-Money Laundering/International Trade Law Compliance.  The Borrower covenants and agrees that (a) none of the Borrower or any of its Subsidiaries will become a Sanctioned Person, (b) none of the Borrower or any of its Subsidiaries, either in its own right or, to the knowledge of the Borrower or such Subsidiary, through any third party, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, or (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) it shall maintain in effect policies and procedures intended to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees (in each such Person’s capacity as a director, officer or employee of the Borrower or its Subsidiaries) and agents with Anti-Terrorism Laws and applicable Sanctions, (d) the Borrower will comply, and will cause its Subsidiaries, and to the knowledge of the Borrower, its and their respective directors, officers, employees (in each such Person’s capacity as a director, officer or employee of the Borrower or its Subsidiaries) and agents to comply, with Anti-Terrorism Laws and applicable Sanctions in all material respects, (e) the funds used to repay the Obligations will not be derived from any unlawful activity of the Borrower or its Subsidiaries, and (f) the Borrower shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.

Article VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

7.01.                     Liens.  Neither the Borrower nor any Subsidiary shall, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a)                                 Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $10,000,000;

(b)                                 any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary, and not created in contemplation of such event;

(c)                                  any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after completion of the acquisition thereof;

(d)                                 any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

(e)                                  any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary, and not created in contemplation of such acquisition;

(f)                                   any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Debt is not increased and is not secured by any additional assets;

(g)                                  Liens arising in the ordinary course of its business which (i) do not secure Debt or obligations in respect of Swap Contracts, (ii) do not secure any obligation in an amount exceeding $20,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

(h)                                 Liens on cash and cash equivalents to secure obligations arising under Swap Contracts which Liens (i) are granted pursuant to a Master Agreement or pursuant to the rules of a designated contract market and (ii) secure Swap Contracts which are entered into with respect to the Borrower’s operations in the ordinary course of its business;

(i)                                     (A) Liens on the oil and gas properties, revenue therefrom, and other assets related to the ANPI Transaction securing ANPI Obligations, as such Liens are described in documentation in place as of the date of this Agreement, with such changes in such documentation as, in the reasonable opinion of the Administrative Agent, do not adversely affect the interest of the Lenders; or (B) in the event the Borrower and/or one or more Subsidiaries assumes the ANPI Obligations and acquires the assets secured by such obligations, then Liens on such assets shall be permitted pursuant to this subparagraph (i) in order to secure the ANPI Obligations as the same may be assumed and modified (but not increased in principal amount), provided that the aggregate principal amount of the ANPI obligations secured pursuant to this clause (B) shall not at any time exceed the principal amount of $67,000,000;

(j)                                    Production Payments and Liens on the properties covered thereby to secure performance obligations in connection therewith, provided that the aggregate principal amount of balance sheet obligations in respect of Production Payments may at no time exceed $500,000,000;

(k)                                 Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not past due for more than 60 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; and

(l)                                     Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed $100,000,000.

7.02.                     Debt to Total Capital.  Consolidated Debt will at no time exceed sixty-five percent (65%) of Total Capital.

7.03.                     Transactions with Affiliates.  The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate, except on an arms-length basis on terms at least as favorable to the Borrower or such Subsidiary as could have been obtained from a third party who was not an Affiliate; provided that the foregoing restrictions shall not apply to (x) transactions between or among the Borrower and any of its wholly-owned Subsidiaries (other than Excluded Subsidiaries), or (y) transactions between the Borrower and/or any Subsidiary on the one hand and any EQM Unrestricted Entity on the other hand that are on terms and conditions reasonably fair to the Borrower and its Subsidiaries in all material respects in the good faith judgment of the Borrower, and provided further that for purposes of this Section 7.03, (i) a transaction entered into by the General Partner in its capacity as general partner of EQM in connection with the General Partner’s direct or indirect management of EQM and the EQM Subsidiaries, or that is undertaken in accordance with the EQM Partnership Agreement or (ii) a transaction entered into by any general partner of the General Partner Public Entity in its capacity as general partner of such General

Partner Public Entity in connection with such general partner’s direct or indirect management of such General Partner Public Entity and its Subsidiaries (other than EQM and EQM Subsidiaries), or that is undertaken in accordance with the partnership agreement of such General Partner Public Entity, shall not in each case be deemed to be a transaction between the General Partner and EQM or the EQM Subsidiaries or the general partner of the General Partner Public Entity and its Subsidiaries (other than EQM and EQM Subsidiaries) and shall not be prohibited by this Section 7.03, and provided further that the foregoing provisions of this Section shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing.

7.04.                     Limitation of Other Restrictions on Dividends by Subsidiaries, etc.  The Borrower will not permit any Subsidiary to be or become subject to any restriction of any nature (whether arising by operation of law, by agreement, by its articles of incorporation, by-laws or other constituent documents of such Subsidiary, or otherwise) on the right of such Subsidiary from time to time to (w) declare and pay dividends or distributions with respect to capital stock owned by the Borrower or any Subsidiary, (x) pay any indebtedness, obligations or liabilities from time to time owed to the Borrower or any Subsidiary, (y) make loans or advances to the Borrower or any Subsidiary, or (z) transfer any of its properties or assets to the Borrower or any Subsidiary, except:

(a)                                 legal restrictions under other applicable Law, if any, and fraudulent conveyance or similar laws of general applicability for the benefit of creditors of such Subsidiary generally;

(b)                                 with respect to clause (z) above:  (i) non-assignment provisions of any executory contract or of any lease by the Borrower or such Subsidiary as lessee, and (ii) restrictions on transfer of property subject to a Lien permitted by Section 7.01 for the benefit of the holder of such Lien; and

(c)                                  restrictions applicable solely to an Excluded Subsidiary;

provided that the foregoing shall not prohibit financial incurrence, maintenance and similar covenants that have the effect of prohibiting or restricting the ability of a Subsidiary to make such payments or transfers, or provisions that require that a certain amount of capital be maintained.

7.05.                     Mergers and Sales of Assets.  The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; provided that the Borrower may merge with another Person if (x) the Borrower is the corporation surviving such merger and (y) after giving effect to such merger, no Default shall have occurred and be continuing.

7.06.                     Change in Nature of Business.  The Borrower (a) shall not, nor shall it permit any Subsidiary to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto and (b) shall not permit any EQM Unrestricted Entity, for so long as any such entity is an Affiliate of the Borrower, to engage in any material line of business other than the midstream oil and gas business or any business substantially related or incidental thereto.

7.07.                     Use of Proceeds.  The Borrower shall not use the proceeds of any Credit Extension, whether directly or indirectly, for a purpose that entails a violation of Regulation U of the FRB.  The proceeds of the Loans shall not be used, directly or indirectly, by the Borrower or its Subsidiaries to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law.

7.08.                     EQM Unrestricted Entities.

(a)                                 Except as otherwise provided under this Section 7.08, the Borrower shall not, and shall not permit any Subsidiary to, (i) provide any Guarantee of any Debt of any EQM Unrestricted Entity, (ii) permit any Debt of any EQM Unrestricted Entity to be recourse to the Borrower, any Subsidiary or any of their respective assets, or (iii) permit any Lien on the property of the Borrower or any Subsidiary to secure any Debt of any EQM Unrestricted Entity.

(b)                                 Except as otherwise provided under this Section 7.08, the Borrower shall not permit any EQM Unrestricted Entity to (i) own any capital stock of or other equity interests in the Borrower or any Subsidiary, (ii) hold any Debt of the Borrower, except in the ordinary course of business but in no event Debt for borrowed money, or (iii) hold any Lien on property of the Borrower or any Subsidiary, except in connection with the ordinary course of business but in no event to secure Debt for borrowed money.

(c)                                  Notwithstanding anything to the contrary set forth in clauses (a) and (b) above, so long as no Default then exists or will result therefrom, (i) the Borrower or any Subsidiary may sell or otherwise transfer any asset (excluding capital stock of or other equity interests in any Subsidiary) to any EQM Unrestricted Entity, and any EQM Unrestricted Entity may own such assets, (ii) the Borrower or any Subsidiary may sell or otherwise transfer capital stock of or other equity interests in any Subsidiary to any EQM Unrestricted Entity, and any EQM Unrestricted Entity may own such capital stock or other equity interests, so long as such Subsidiary is not a “Subsidiary” of the Borrower under this Agreement after giving effect to such sale or transfer, (iii) (x) to the extent that it is subject to the restrictions in Section 7.08(a) or (b) due to its being a Subsidiary of the Borrower, EQM General Partner may incur recourse liability for Debt of EQM and/or any EQM Subsidiary and (y) any general partner of the General Partner Public Entity may incur recourse liability for Debt of any EQM Unrestricted Subsidiary and (iv) the Borrower and any Subsidiary of the Borrower may provide credit support (including issuing and maintaining letters of credit, guaranties (other than guaranties of Debt for borrowed money) and surety and performance bonds on behalf of any EQM Unrestricted Entity) to any EQM Unrestricted Entity pursuant to agreements between the Borrower, any Subsidiary and any EQM Unrestricted Entity entered into in the ordinary course of business (including an omnibus agreement among the Borrower, EQM, the General Partner and the other parties thereto, as the same may be amended or otherwise modified from time to time).

Article VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01.                     Events of Default.  Any of the following shall constitute an Event of Default:

(a)                                 Non-Payment.  The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any facility or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b)                                 Specific Covenants.  The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01(d), 6.04 (with respect to the Borrower’s existence), 6.07, 6.08, or 6.09(a) or Article VII; or

(c)                                  Other Defaults.  The Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)                                 Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower, in this Agreement or in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (except to the extent qualified by materiality, in which case they shall be true and correct in all respects and except that the representation and warranty made in Section 5.12(a) shall be true and correct in all respects) when made or deemed made; provided that (except in the case of any representation, warranty or certification made with respect to any financial statement of the Borrower or made pursuant to Section 5.12(a)) if such lack of correctness is capable of being remedied or cured within a 30-day period, Borrower shall have a period of 30 days after the earlier of (i) written notice thereof has been given to the Borrower by Administrative Agent (acting on the request of one or more Lenders) or (ii) a Responsible Officer of the Borrower has obtained knowledge thereof, within which to remedy or cure such lack of correctness; or

(e)                                  Cross-Payment Default; Cross-Acceleration.  The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Financial Obligations, or (B) fails to observe or perform any other agreement or condition relating to any Material Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause the maturity of such Material Debt to be accelerated or to cause such Material Debt to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity; or

(f)                                   Insolvency Proceedings, Etc.  The Borrower or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)                                  Inability to Pay Debts; Attachment.  The Borrower or any Material Subsidiary (i) admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)                                 Judgments.  There is entered against the Borrower or any Subsidiary final judgments or orders for the payment of money in an aggregate amount exceeding $100,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)                                     ERISA.  Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $100,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans, which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $100,000,000 in the aggregate; or

(j)                                    Invalidity of Loan Documents.  Any Loan Document (other than the Fee Letters), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower or any other Person contests in any manner the validity or enforceability of any Loan Document; or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)                                 Change of Control.  There occurs any Change of Control with respect to the Borrower.

8.02.                     Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)                                 declare the commitment of each Lender to make Loans and any obligations of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)                                  require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)                                 exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03.                     Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuers (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees pursuant to Section 2.03(i) and interest on the Loans, the L/C Borrowings and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not cash collateralized by the Borrower pursuant to Section 2.16(c); and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Article IX.
ADMINISTRATIVE AGENT

9.01.                     Appointment and Authorization of Administrative Agent.

Each of the Lenders and the L/C Issuer hereby irrevocably appoints PNC Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; provided that the meaning of such term in Section 10.07(c) is intended to be consistent with the meaning of such term as used in Section 5f.103-1(c) of the United States Treasury Regulations.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02.                     Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03.                     Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04.                     Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent shall be entitled to rely on legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05.                     Indemnification of Administrative Agent.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it, provided that such unreimbursed Indemnified Liabilities were incurred by or asserted against the Administrative Agent or an L/C Issuer in each case in its capacity as such or against any Agent-Related Persons acting for the Administrative Agent or an L/C Issuer in connection with such capacity; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; and provided, further, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The obligations of the Lenders in this Section are subject to the provisions of Section 2.12(e) and shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

9.06.                     Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.07.                     Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower (so long as no Event of Default exists), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by PNC Bank as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.08.                     Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.09.                     No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Arrangers, Documentation Agent or Co-Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

9.10.                     Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.11.                     No Reliance on Administrative Agent’s Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 1020.220 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with Borrower, its Affiliates or its agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Anti-Terrorism Law.

Article X.
MISCELLANEOUS

10.01.              Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)                                 extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(b)                                 postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(c)                                  reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d)                                 change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

(e)                                  change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

10.02.              Notices; Effectiveness; Electronic Communication.

(a)                                 Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to the Borrower, the Administrative Agent or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)                                  if to any other Lender or any L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)                                 Change of Address, Etc.  Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)                                  Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03.              No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04.              Attorney Costs, Expenses and Taxes.  The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs.  The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender.  All amounts due under this Section 10.04 shall be payable within ten Business Days after demand therefore.  The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

10.05.              Indemnification; Damage Waiver.

(a)                                 Indemnification by the Borrower.  Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Substances on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary of the Borrower, or any Environmental Liability related in any way to the Borrower or any Subsidiary of the Borrower, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto and regardless of whether brought by the Borrower or any third party (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement.  All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefore.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.  Without limiting the provisions of Section 3.01(d), this Section shall not apply with respect to Taxes other than any Taxes that represent liabilities, obligations, losses, etc. arising from any non-Tax claim.

(b)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument entered into or delivered pursuant hereto, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

10.06.              Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Open Rate from time to time in effect.

10.07.              Successors and Assigns.

(a)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (j) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (i) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund (as defined in subsection (h) of this Section), no minimum amount need be assigned, and

(B)                               in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent, each L/C Issuer, and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans.

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof;

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C)                               the consent of each L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)                               the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause B, or (C) to a natural Person.

(vi)                              Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this subsection, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                                  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including for purposes of this subsection (d), participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.05 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05, subject to the requirements and limitations in such Sections, including the requirements under Section 3.01(g) (it being understood that the documentation required under Section 3.01(g) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant agrees to be subject to the provisions of Section 10.16 as if it were an assignee under subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                                  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 10.16 with respect to any Participant.

(f)                                   Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                                  Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)                                 As used herein, the following terms have the following meanings:

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b)(iii) and (b)(v) (subject to such consents, if any, as may be required under Section 10.07(b)(iii)).

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(i)                                     Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof.  Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with payment of a processing fee of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(j)                                    Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging

Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(k)                                 Notwithstanding anything to the contrary contained herein, if at any time PNC Bank assigns all of its Commitment and Loans pursuant to subsection (b) above, PNC Bank may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders (only if such Lender accepts such appointment) a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of PNC Bank as L/C Issuer or Swing Line Lender, as the case may be.  If PNC Bank resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If PNC Bank resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to PNC Bank to effectively assume the obligations of PNC Bank with respect to such Letters of Credit.

10.08.              Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; (i) to the National Association of Insurance Commissioners or any other similar organization; or (j) any credit insurance provider relating to the Borrower and its obligations.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions.  For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.09.              Set-off.  In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

10.10.              Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.11.              Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.12.              Integration.  This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.13.              Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.14.              Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.15.              [Reserved].

10.16.              Mitigation Obligations; Replacement of Lenders.

(a)                                 Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section  3.01, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.04 or 3.01, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, a Declining Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.04 or Section 3.01) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)                                     the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.07(b);

(ii)                                  such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)                               in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)                              such assignment does not conflict with applicable Laws;

(v)                                 in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent; and

(vi)                              In the event that such Lender is a L/C Issuer and any one or more Letters of Credit issued by such L/C Issuer under this Agreement remain outstanding, the Borrower shall Cash Collateralize such Letters of Credit upon terms reasonably satisfactory to such L/C Issuer to secure the Borrower’s obligations to reimburse for drawings under such Letters of Credit or make other arrangements reasonably satisfactory to such L/C Issuer with respect to such Letters of Credit including providing other credit support.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.17.              Governing Law.

(a)                                 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)                                 ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.  THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER

PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

10.18.              No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, the Lenders and the Arrangers, each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Administrative Agent, any Lender or any Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Lender or Arranger has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, any Lender or any Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Lenders, the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, any Lender or any Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Lenders and the Arranger(s) have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Lenders and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty.

10.19.              Waiver of Right to Trial by Jury.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.20.              USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account. What this means: when the Borrower opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information that will allow the Bank to identify the Borrower, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

10.21.              Amendment and Restatement.  On the Closing Date, the Existing Credit Agreement shall be amended, restated and superseded in its entirety by this Agreement. All references to the “Credit Agreement” contained in any Loan Document shall be deemed to refer to this Agreement.

10.22.              ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EQT CORPORATION

By:	/s/ Philip P. Conti
Name:	Philip P. Conti
Title:	Senior Vice President and Chief Financial Officer

[SIGNATURE PAGE TO EQT CORPORATION REVOLVING CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Swing Line Lender, L/C Issuer and as a Lender

By:	/s/ Tracy J. DeCock
Name:	Tracy J. DeCock
Title:	Senior Vice President

[SIGNATURE PAGE TO EQT CORPORATION REVOLVING CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and L/C Issuer

By:	/s/ Jeff Cobb
Name:	Jeff Cobb
Title:	Vice President

[SIGNATURE PAGE TO EQT CORPORATION REVOLVING CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:	/s/ Brian E. Heller
Name:	Brian E. Heller
Title:	Director

[SIGNATURE PAGE TO EQT CORPORATION REVOLVING CREDIT AGREEMENT]

BARCLAYS BANK PLC, as a Lender and L/C Issuer

By:	/s/ Irina Dimova
Name:	Irina Dimova
Title:	Vice President

[SIGNATURE PAGE TO EQT CORPORATION REVOLVING CREDIT AGREEMENT]

CITIBANK, N.A., as a Lender and L/C Issuer

By:	/s/ Carolyn Kee
Name:	Carolyn Kee
Title:	Vice President

[SIGNATURE PAGE TO EQT CORPORATION REVOLVING CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., as a Lender and L/C Issuer

By:	/s/ Debra Hrelja
Name:	Debra Hrelja
Title:	Vice President

[SIGNATURE PAGE TO EQT CORPORATION REVOLVING CREDIT AGREEMENT]

SUNTRUST BANK, as a Lender and L/C Issuer

By:	/s/ Ken Millar
Name:	Ken Millar
Title:	Managing Director

[SIGNATURE PAGE TO EQT CORPORATION REVOLVING CREDIT AGREEMENT]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender and L/C Issuer

By:	/s/ Andrew Oram
Name:	Andrew Oram
Title:	Managing Director

[SIGNATURE PAGE TO EQT CORPORATION REVOLVING CREDIT AGREEMENT]

BNP PARIBAS, as a Lender

By:	/s/ Sriram Chandrasekaran
Name:	Sriram Chandrasekaran
Title:	Vice President

By:	/s/ Julien Pecoud-Bouvet
Name:	Julien Pecoud-Bouvet
Title:	Associate

[SIGNATURE PAGE TO EQT CORPORATION REVOLVING CREDIT AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Authorized Signatory

By:	/s/ Tyler R. Smith
Name:	Tyler R. Smith
Title:	Authorized Signatory

[SIGNATURE PAGE TO EQT CORPORATION REVOLVING CREDIT AGREEMENT]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

By:	/s/ Heidi Sandquist
Name:	Heidi Sandquist
Title:	Director

[SIGNATURE PAGE TO EQT CORPORATION REVOLVING CREDIT AGREEMENT]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

[SIGNATURE PAGE TO EQT CORPORATION REVOLVING CREDIT AGREEMENT]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

[SIGNATURE PAGE TO EQT CORPORATION REVOLVING CREDIT AGREEMENT]

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Justin Perdue
Name:	Justin Perdue
Title:	Director

[SIGNATURE PAGE TO EQT CORPORATION REVOLVING CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Raymond Palmer
Name:	Raymond Palmer
Title:	Senior Vice President

[SIGNATURE PAGE TO EQT CORPORATION REVOLVING CREDIT AGREEMENT]

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Matt Reid
Name:	Matt Reid
Title:	Authorized Signatory

By:	/s/ Daria Mahoney
Name:	Daria Mahoney
Title:	Authorized Signatory

[SIGNATURE PAGE TO EQT CORPORATION REVOLVING CREDIT AGREEMENT]

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Mark W. Rogers
Name:	Mark W. Rogers
Title:	Vice President

[SIGNATURE PAGE TO EQT CORPORATION REVOLVING CREDIT AGREEMENT]

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Joshua D. Elsea
Name:	Joshua D. Elsea
Title:	Vice President

[SIGNATURE PAGE TO EQT CORPORATION REVOLVING CREDIT AGREEMENT]

SCHEDULE 2.01

COMMITMENTS AND PRO RATA SHARES

Lender	Commitment	Percentage
PNC Bank, National Association	$103,333,333.33	6.888888889%
Wells Fargo Bank, National Association	$103,333,333.33	6.888888889%
Bank of America, N.A.	$103,333,333.33	6.888888889%
Barclays Bank PLC	$103,333,333.33	6.888888889%
Citibank, N.A.	$103,333,333.33	6.888888889%
JPMorgan Chase Bank, N.A.	$103,333,333.33	6.888888889%
SunTrust Bank	$103,333,333.33	6.888888889%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$103,333,333.33	6.888888889%
BNP Paribas	$81,904,761.91	5.460317461%
Credit Suisse AG, Cayman Islands Branch	$81,904,761.91	5.460317461%
Deutsche Bank AG New York Branch	$81,904,761.91	5.460317461%
Goldman Sachs Bank USA	$81,904,761.91	5.460317461%
Royal Bank of Canada	$81,904,761.91	5.460317461%
The Bank of Nova Scotia	$81,904,761.91	5.460317461%
U.S. Bank National Association	$81,904,761.91	5.460317461%
Canadian Imperial Bank of Commerce, New York Branch	$33,333,333.33	2.222222222%
The Bank of New York Mellon	$33,333,333.33	2.222222222%
The Huntington National Bank	$33,333,333.33	2.222222222%
Total Commitments	$1,500,000,000.00	100.000000000%

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE,

CERTAIN ADDRESSES FOR NOTICES

BORROWER:

EQT Corporation

625 Liberty Avenue

Suite 1700

Pittsburgh, PA 15222

Attention: Assistant Treasurer

Telephone: (412) 553-5772

Facsimile: (412) 553-7781

Electronic Mail:  treasury@eqt.com

Website Address:  www.eqt.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
                                              (for payments and Request for Credit Extensions):

PNC Agency Services

PNC Firstside Center, 4th Floor

500 First Avenue

Pittsburgh, PA 15219

Attention: Warren Maxwell

Telephone: (412) 768-7551

Facsimile: (412) 762-8672

Electronic Mail: warren.maxwell@pnc.com

Account No.:  13076-001-7005

Account Name: Wire Suspense — Agency Services

Ref:  EQT Corporation

ABA# 043 000 096

Other Notices as Administrative Agent:

PNC Bank, National Association

PNC Bank

225 Fifth Avenue - 4th Floor

Pittsburgh, PA 15222

Attention: Tracy J. DeCock

Telephone: (412) 762-9999

Facsimile:  (412) 762-4718

Electronic Mail: tracy.decock@pnc.com

SWING LINE LENDER:

PNC Bank, National Association

PNC Firstside Center, 4th Floor

500 First Avenue

Pittsburgh, PA 15219

Attention: Warren Maxwell

Telephone: (412) 768-7551

Facsimile: (412) 762-8672

Electronic Mail: warren.maxwell@pnc.com

EXHIBIT A-1

FORM OF COMMITTED LOAN NOTICE

Date:                        ,

To:                             PNC Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Revolving Credit Agreement, dated as of February 18, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among EQT Corporation, a Pennsylvania corporation (the “Borrower”), the Lenders from time to time party thereto, PNC Bank, National Association, as Administrative Agent and an L/C Issuer, and the other L/C Issuers therein named.

The undersigned hereby requests (select one):

A.                                    ☐            A Borrowing of Committed Loans comprised of (select one):

☐            Base Rate Loans

☐            Eurodollar Rate Loans

B.                                    ☐            A conversion of Base Rate Loans to Eurodollar Rate Loans

C.                                    ☐            A conversion of Eurodollar Rate Loans, with a current Interest Period ending on                           ,               , to Base Rate Loans

D.                                    ☐            A continuation of Eurodollar Rate Loans, with a current Interest Period ending on                          ,

1.                                      On                                                                                   (a Business Day) (the “Credit Extension Date”).(1)

2.                                      In the amount of $                                                            .(2)

and, if applicable:

3.                                      For Eurodollar Rate Loans: with an Interest Period of  [1, 2, 3 or 6 month[s]].

If and only if ‘A’ is selected above (and not ‘B’ ‘C’, or ‘D’), the undersigned hereby certifies that, as of the Credit Extension Date:

(1)  If requesting (i) a new Fixed Period Eurodollar Rate Loan, (ii) converting a Base Rate Loan to a Eurodollar Rate Loan or (iii) continuing a Fixed Period Eurodollar Rate Loan, must be at least 3 Business Days after the date of this Loan Notice. If requesting a new Base Rate Loan, may be same day as date of this Loan Notice.

(2)  Each borrowing/conversion/continuation must be at least $5,000,000 (or in integral multiples of $1,000,000 in excess thereof).

Exhibit A-1 - Page 1

(a)                                 the representations and warranties of the Borrower contained in Article V of the Agreement are true and correct in all material respects (provided that (i) if a representation and warranty is qualified by materiality, it shall be true and correct in all respects and (ii) the representation and warranty made in Section 5.12(a) of the Agreement shall be true and correct in all respects) as of the date hereof (except that (i) such representations and warranties which expressly refer to an earlier date, are true and correct in all material respects as of such earlier date, [and] (ii) the representations and warranties contained in subsections (a) and (b) of Section 5.04 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, [and (iii) the following exceptions to the representations and warranties in Section 5.04(c) and 5.05 have been disclosed to the Administrative Agent, on [date] in [describe document in which such exceptions were disclosed]); and

(b)                                 no Default has occurred and is continuing, or would result from the proposed Borrowing on the Credit Extension Date.

[After giving effect to the Borrowing of Committed Loans on the Credit Extension Date, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment.](3)

EQT CORPORATION

By:
Name:
Title:

(3)  To be inserted if Borrower is requesting a Borrowing of Committed Loans.

Exhibit A-1 - Page 2

EXHIBIT A-2

FORM OF SWING LINE LOAN NOTICE

Date:                        ,

To:                             PNC Bank, National Association, as Swing Line Lender
PNC Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Revolving Credit Agreement, dated as of February 18, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among EQT Corporation, a Pennsylvania corporation (the “Borrower”), the Lenders from time to time party thereto, PNC Bank, National Association, as Administrative Agent, an L/C Issuer and Swing Line Lender and the other L/C Issuers therein named.

The undersigned hereby requests (select one):

☐               A Borrowing of Swing Line Loans comprised of (select one):

☐       Base Rate Loans

☐       Daily Floating Eurodollar Rate Loans

☐               A conversion of Swing Line Loans, as follows (select one):

☐       Base Rate Loans to Daily Floating Eurodollar Rate Loans

☐       Daily Floating Eurodollar Rate Loans to Base Rate Loans

1.                                      On                                                                                  (a Business Day).(1)

2.                                      In the amount of $                                                            .(2)

[After giving effect to the Swing Line Loan contemplated hereunder, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment.  The Borrower shall not use the proceeds of the Swing Line Loan contemplated hereunder to refinance any outstanding Swing Line Loan.](3)

EQT CORPORATION

By:
Name:
Title:

(1)  May be same day as date of this Swing Line Notice, if received by 1:00 p.m. on such date.

(2)  Each new borrowing of a Swing Line Loan must be at least $100,000.

(3)  To be inserted if Borrower is requesting a Borrowing of Swing Line Loans.

Exhibit A-2 - Page 1

EXHIBIT B

FORM OF NOTE

[Date]

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                                            or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Revolving Credit Agreement, dated as of February 18, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, PNC Bank, National Association, as Administrative Agent and an L/C Issuer, and the other L/C Issuers therein named.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

This Note is a Loan Document and is subject to Section 10.10 of the Agreement, which is incorporated herein by reference the same as if set forth herein verbatim.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

Exhibit B - Page 1

EQT CORPORATION

By:
Name:
Title:

Exhibit B - Page 2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit B - Page 3

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                               ,

To:                             PNC Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Revolving Credit Agreement, dated as of February 18, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among EQT Corporation, a Pennsylvania corporation (the “Borrower”), the Lenders from time to time party thereto, PNC Bank, National Association, as Administrative Agent and an L/C Issuer, and the other L/C Issuers therein named.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                                      of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.                                      Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.  Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period.

[select one]

[are attached hereto as Schedule 1]

—or—

[are available in electronic format and have been delivered pursuant to Section 6.01 of the Agreement].

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.                                      Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

[select one]

[are attached hereto as Schedule 1]

—or—

[are available in electronic format and have been delivered pursuant to Section 6.01 of the Agreement].

2.                                      The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

Exhibit C - Page 1

3.                                      A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, (a) the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and (b) no Default exists.]

—or—

[the following covenants or conditions have not been performed or observed [or: the following Default exists] and the following is a list of each such Default and its nature and status:]

4.                                      The representations and warranties of the Borrower contained in Article V of the Agreement (except with respect to the representations and warranties in Sections 5.04(c) and 5.05 of the Agreement, to the extent disclosed herein), or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects (provided that (i) if a representation and warranty is qualified by materiality, it shall be true and correct in all respects and (ii) the representation and warranty made in Section 5.12(a) of the Agreement shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (provided that if a representation and warranty is qualified by materiality, it shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.04 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

[The following is a description of the nature and status of each event or circumstance which causes the representations and warranties in Section[s] [5.04(c)] and [5.05], to be untrue on the date hereof:]

5.                                      The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                            ,                   .

EQT CORPORATION

By:
Name:
Title:

Exhibit C - Page 2

SCHEDULE 1

Financial Statements

Exhibit C - Page 3

For the Quarter/Year ended

                          (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

Section 7.02 — Debt to Total Capital.

I. Consolidated Debt at Statement Date

A. Debt of the Borrower and its Subsidiaries on the Statement Date:	$

B. Non-Recourse Debt of the Borrower and its Subsidiaries on the Statement Date:	$

C. Designated Hybrid Equity Securities on the Statement Date:	$

D. Consolidated Debt at Statement Date (Lines I.A. – I.B. – I.C.):	$

II. Total Capital at Statement Date:

A. Consolidated Debt at Statement Date (Line I.D. above):	$

B. Shareholders’ Equity on the Balance Sheet:	$

C. Designated Hybrid Equity Securities on the Statement Date:	$

D.                                    Any excess of the net book value of assets subject to Liens securing Non-Recourse Debt (including the total assets of Excluded Subsidiaries) over the amount of the related Non-Recourse Debt that is reflected in Shareholders’ Equity:

$

E.1. Either:	$

Less the absolute value of accumulated other comprehensive income as determined in accordance with GAAP:

Exhibit C - Page 4

Or

E.2. Plus the absolute value of accumulated other comprehensive loss as determined in accordance with GAAP:	$

F.                                      Total Capital at Statement Date (Lines II.A. + II.B. + II.C. – II.D. and either – II.E1. (in the case of accumulated other comprehensive income) or + II.E2. (in the case of accumulated other comprehensive loss):

$

III. Consolidated Debt to Total Capital at Statement Date: (Line I.D. ÷ Line II.F.) (cannot exceed 0.65 during any period)

Exhibit C - Page 5

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the] [each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4) Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Revolving Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s] [the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the revolving credit facility established pursuant to the Credit Agreement (including, without limitation, Letters of Credit and Swing Line Loans) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any]Assignor.

1.                                      Assignor[s]:

[Assignor [is][is not] a Defaulting Lender.]

(1)                                 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)                                 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)                                 Select as appropriate.

(4)                                 Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit D - Page 1

2.	Assignee[s]: [for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]]

3.	Borrower:	EQT Corporation

4.	Administrative Agent:	PNC Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:

The Amended and Restated Revolving Credit Agreement, dated as of February 18, 2014, among EQT Corporation, the Lenders parties thereto, PNC Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other L/C Issuers therein named.

6.	Assigned Interest:

Assignor[s](5)	Assignee[s](6)	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned(7)	Percentage Assigned of Commitment/ Loans(8)

		$	$		%

[7.                             Trade Date:                               ](9)

Effective Date:                                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

(5)                                 List each Assignor, as appropriate.

(6)                                 List each Assignee, as appropriate.

(7)                                 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(8)                                 Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.

(9)                                 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit D - Page 2

[Consented to and] Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By:
Title:

[Consented to:](10)

[NAME OF RELEVANT PARTY]

By:
Title:

(10)                          To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

Exhibit D - Page 3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.     Representations and Warranties.

1.1. Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.07(b)(iii),(v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such]  Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.     Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

Exhibit D - Page 5

3.     General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit D - Page 6

EXHIBIT E-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Credit Agreement dated as of February 18, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among EQT Corporation, a Pennsylvania corporation (the “Borrower”), each lender from time to time party thereto, PNC Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, and the other L/C Issuers named therein.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20[  ]

Exhibit E-1 - Page 1

EXHIBIT E-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Credit Agreement dated as of February 18, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among EQT Corporation, a Pennsylvania corporation (the “Borrower”), each lender from time to time party thereto, PNC Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, and the other L/C Issuers named therein.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20[  ]

Exhibit E-2 - Page1

EXHIBIT E-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Credit Agreement dated as of February 18, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among EQT Corporation, a Pennsylvania corporation (the “Borrower”), each lender from time to time party thereto, PNC Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, and the other L/C Issuers named therein.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20[  ]

Exhibit E-3 - page1

EXHIBIT E-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Credit Agreement dated as of February 18, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among EQT Corporation, a Pennsylvania corporation (the “Borrower”), each lender from time to time party thereto, PNC Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, and the other L/C Issuers named therein.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20[  ]

Exhibit E-4 - Page 1